UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14C Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box: ☐ Preliminary Information Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)) ☒ Definitive Information Statement

Fitmedia Inc.
(Name of Registrant As Specified In Its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies: Common Stock, $.0001 par value.

(2) Aggregate number of securities to which transaction applies: 78,832,064 shares of Common Stock, $.0001 par value.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

FITMEDIA INC. Xian Zhong Town, Han Shan County Chao Hu City, An Hui Province People’s Republic of China

December 13, 2007

Dear Shareholder:

     The enclosed Information Statement is being furnished to shareholders of record on November 30, 2007, of Fitmedia Inc. (“FTME” or the “Company”), a Delaware corporation, in connection with two proposals to amend the corporate certificate of incorporation to (i) change the name of the corporation from Fitmedia Inc. to China Runji Cement Inc., which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date (the “Name Change Proposal”) and (ii) increase the authorized number of shares of common stock, $.0001 par value, of the Company from 80,000,000 shares to 200,000,000 shares, which was approved by action by written consent of a majority of all shareholders entitled to vote on the record date (the “Authorized Capital Proposal”).

     WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

Our board of directors has fully reviewed and unanimously approved both proposals.

     The holder of approximately 93.2% of our common stock have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after a definitive Information Statement has first been sent to shareholders who have not previously consented.

By Order of the Board of Directors,

/s/Shouren Zhao
Shouren Zhao
Chairman

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C PROMULGATED THERETO

INTRODUCTION

     The majority shareholder of this 1934 Act Registrant, Fitmedia Inc. has taken an Action By Majority Shareholders Consent Without A Meeting (hereinafter, “Majority Shareholder Action”) pursuant to the General Corporation Law of Delaware (“GCLD”) Section 228, to change the name of the corporation to China Runji Cement Inc. and to approve an increase in authorized shares of common stock of the Company from 80,000,000 to 200,000,000 shares. This Information Statement is being filed pursuant to Section 14(c) of the Securities Exchange Act of 1934 and provided to the Company's shareholders pursuant to Rule 14c-2.

     On October 9, 2007, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among FTME, Timothy Crottey, the President and majority shareholder of FTME (“Crottey”), Shouren Zhao, a citizen and resident of the People’s Republic of China and owner of 100% of the share capital of Ren Ji Cement Investment Company Limited (“Ren”); Ren Ji Cement Investment Company., Ltd., a British Virgin Islands corporation (“Renji Investment”) and owner of 100% of the share capital of Ren Ji Cement Company Limited; Ren Ji Cement Company Limited, a corporation organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“HK Renji”) and owner of 100% of the share capital of Anhui Province Runji Cement Co., Ltd.; and Anhui Province Runji Cement Co., Ltd., a corporation organized under the laws of the People’s Republic of China (“Anhui Runji”). For purposes of this Information Statement, Mr. Zhao is referred to as the “Ren Shareholder,” and Renji Investment, HK Renji and Anhui Runji are referred to herein as the “Renji Subsidiaries.” Upon closing of the share exchange transaction (the “Share Exchange”) contemplated under the Exchange Agreement on November 1, 2007, the Ren Shareholder transferred all of his share capital in Renji Investment to the Company in exchange for an aggregate of 55,000,000 shares of common stock of the Company, thus causing the Renji Subsidiaries to become direct and indirect wholly-owned subsidiaries of the Company.

     On October 9, 2007, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the FTME, Crottey, and the Ren Shareholder, pursuant to which the Ren Shareholder, as Purchaser, at a closing on November 1, 2007, acquired 18,500,000 shares (the “Stock Purchase”) of common stock of the Company from Crottey for $540,000.00.

     In addition, pursuant to the terms and conditions of the Exchange Agreement:

  Demand and piggy-back registration rights were granted to the Ren Shareholder with respect to shares of the Company’s restricted common stock to be acquired by him at closing in a Regulation S offering.
  On the Closing Date, the current officers of the Company resigned from such positions and the persons chosen by Anhui Runji were appointed as the officers of the Company, notably Shouren Zhao, as Chairman, CEO and President and Yichun Jiang as CFO.
  On the Closing Date, Crottey resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time additional persons designated by Anhui Runji will be appointed as director of the Company, notably Liming Bi and Xuanjun Yang.
  On the Closing Date, the Company paid and satisfied all of its “liabilities” as such term is defined by U.S. GAAP as of the closing.
  As of the Closing, the parties consummated the transactions contemplated by the Stock Purchase.

     The foregoing descriptions of the Exchange Agreement and the Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1, and to the complete text of the Stock Purchase Agreement, which is filed as Exhibit 2.2, to a Form 8-K which was filed with the Commission on November 7, 2007, both of which are incorporated herein by reference.

     We are a Delaware corporation. We are a fully-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB). Information about us can be found in our Annual Report on Form 10-KSB for the fiscal year ended January 31, 2007 and our Quarterly Report for the quarter ended July 31, 2007, both filed with the Commission. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

          ITEM 1. INFORMATION REQUIRED BY ITEMS OF SCHEDULE 14A

A. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS

     There WILL NOT be a meeting of shareholders and none is required under applicable Delaware law when an action has been approved by written consent by holders of a majority of the outstanding shares of our common stock. This Information Statement is first being mailed on or about December 13, 2007, to the holders of Common Stock as of the Record Date on November 30, 2007.

B. DISSENTERS' RIGHTS.

     Under Delaware law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

C. THE VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS THEREOF.

     The proposals to amend the corporate charter to (i) change the name of the corporation to China Runji Cement Inc. and (ii) increase the number of shares of authorized common stock, $.0001 par value, from 80,000,000 shares to 200,000,000 shares were approved by the action of a majority of all shareholders entitled to vote on the record date. This is Majority Shareholder Action, pursuant to GCLD Section 228. The vote required for approval was 50% (of all shareholders entitled to vote) plus one vote, a simple majority. The actual affirmative vote was 93.2% of all shares issued and outstanding. The proposals are not effective before completion with compliance with Section 14(c), and the mailing or delivery of this definitive Information Statement to shareholders at least 20 days prior to the date that this corporate action may take place.

VOTING SECURITIES OF THE COMPANY:

     ON NOVEMBER 30, 2007, THE RECORD DATE, THERE WERE 78,832,064 SHARES OF COMMON STOCK ISSUED AND OUTSTANDING. EACH SHARE OF COMMON STOCK ENTITLES THEHOLDER THEREOF TO ONE VOTE ON EACH MATTER THAT MAY COME BEFORE A MEETING OF THESHAREHOLDERS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The sole class of equity securities of the Company issued and outstanding is the common stock. The table on the following page sets forth, as of November 30, 2007, certain information with respect to the common stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group.

OFFICERS, DIRECTORS AND BENEFICIAL OWNERS, AS OF NOVEMBER 30, 2007

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power(2)

Common	Shouren Zhao	73,500,000	93.2%
Common	All Officers and Directors as a Group (4 persons)	73,500,000	93.2%

(1)    Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(2)    Based on 78,832,064 shares issued and outstanding as of November 1, 2007.

D. AMENDMENT OF CHARTER – NAME CHANGE PROPOSAL.

     The proposal to amend the certificate of incorporation to change the name of the corporation to China Runji Cement Inc., was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company's Board of Directors. The amendment to the certificate of incorporation will take effect no sooner than January 3, 2008.

     REASONS FOR AMENDMENT. The Company consummated an Exchange Agreement with the Renji Subsidiaries pursuant to which it will acquire the Renji Subsidiaries in exchange for the issuance of 55,000,000 shares of common stock. Accordingly, the Company desires to change its name to something that reflects its new business as a holding company for the Anhui Runji cement company subsidiary and possibly other companies that may be acquired in the future by the Company.

E. AMENDMENT OF CHARTER – AUTHORIZED CAPITAL PROPOSAL.

     The proposal to increase the number of authorized shares of common stock of the Company from 80,000,000 to 200,000,000 was approved by the action of a majority of all shareholders entitled to vote on the record date and by the Company’s Board of Directors. The Authorized Capital Proposal will take effect no sooner than January 3, 2008.

     REASONS FOR THE AUTHORIZED CAPITAL PROPOSAL. Pursuant to the Share Exchange Agreement, the Company has issued 55,000,000 new shares of common stock to the Ren Shareholder in exchange for all of his registered capital of Renji Investment. The Company currently has only 80,000,000 authorized shares of common stock, which leaves it only 1,167,936 shares of authorized but unissued shares of common stock. The Company desires to authorize sufficient shares for future capital raising activities and general corporate finance purposes, although it currently has no plans in that regard. The Board of Directors of the Company, in the exercise of its reasonable business judgment, believes that 200,000,000 shares is the appropriate number of shares of authorized common stock

F. FEDERAL TAX CONSEQUENCES.

     There are no tax consequences to the Name Change Proposal or to the Authorized Capital Proposal.

          ITEM 2. STATEMENTS THAT PROXIES ARE NOT SOLICITED.

          WE ARE NOT ASKING FOR A PROXY AND SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

          ITEM 3. INTEREST OF CERTAIN PERSONS.

          Set forth below is the substantial interest, direct or indirect, by security holdings or otherwise, of each person who has been a director or officer of the Company at any time since the beginning of the last fiscal year in the matters that action was taken upon by Majority Shareholder Action as described in this Information Statement on Schedule 14C:

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting Power(2)

Common	Shouren Zhao	73,500,000	93.2%
Common	All Officers and Directors as a Group (4 persons)	73,500,000	93.2%

(1)    Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(2)    Based on 78,832,064 shares issued and outstanding as of November 1, 2007.

          ITEM 4. OTHER AND GENERAL INFORMATION.

     Our Annual Report on Form 10-KSB, for the year ended January 31, 2007, including audited financial statements as of that date, and our Quarterly Report on Form 10QSB, for the quarter ended July 31, 2007, are available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by FTME can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.pinksheets.com.

     You can read and copy any materials that we file with the SEC at the SEC'S Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

          ITEM 5. DOCUMENTS INCORPORATED BY REFERENCE.

     (a) The Company’s Annual Report on Form 10-KSB for the year ended January 31, 2007 is hereby incorporated by reference.

     (b) The Company’s Quarterly Report on Form 10-QSB for the quarter ended July 31, 2007 is hereby incorporated by reference.

FITMEDIA INC.
Dated: December 13, 2007	By /s/ Shouren Zhao
Shouren Zhao
Chairman

By the order of the Board of Directors
/s/Shouren Zhao Shouren Zhao Chairman